                                                                     EXHIBIT 3.7

                               STATE OF LOUISIANA
                               SECRETARY OF STATE

W. FOX MCKEITHEN                                    CORPORATIONS DIVISION
SECRETARY OF STATE                                  P. O. BOX 94125
                                                    BATON ROUGE, LA 70104-9125
                                                    TELEPHONE; 501/925/4704

                     LOUISIANA PARTNERSHIP REGISTRATION FORM
                     ---------------------------------------

                  Check one: (X) Original filing ( ) Amendment

Name of Partnership:                                CATFISH QUEEN PARTNERSHIP
                                                    IN COMMENDAM
Louisiana Municipal Address of
Principal Place of Business:                        Premier Bank Building,
                                                    8th Floor
                                                    451 Florida Street
City, State, Zip:                                   Baton Rouge, LA  70801

Telephone:                                          (504) 387-3221
Effective Date of Contract
(Month, Day, Year):                                 July 29, 1993

                   Name and Municipal Address of Each Partner
                (If additional space is needed, attach addendum)

Agrosy of Louisiana, Inc., Premier Bank Building, 8th Floor, 451 Florida Street, Raton Rouge, LA 70801

Jazz Enterprises, Inc., 100 France Street, Baton Rouge, LA 70802


/s/ Robert T. Bowsher                                 Attorney   (504) 387-4000
---------------------                                 -------------------------
Signature of Person Completing Form Title       Title       Telephone

                              GENERAL INSTRUCTIONS
                              --------------------

          1. Attach a multiple original (live signatures) signed by all partners or a notarized certified copy of the partnership contract or amendment.

         2. Attach a check for filing fee in the amount of $75.00 (for each filing) payable to the Secretary of State. Mail to:
               Partnership Registry, Department of State, P. O. Box 941251, Baton Rouge, LA 70804-9125.

         3. So sure to check the proper square indicating whether this is the original contract or an amendment.

         4. A multiple original of the contract of partnership; or a, copy certified by the Secretary of State, shall be filed with the Recorder of Mortgages of the parish in which the partnership maintains its principal place of business.

         5. This registration does not serve as a trade-name registration. If you desire a trade-name registration, necessary forms are available from this office.

                       -----------------------------------
                      Louisiana's Partnership Registry Law
                                  (See reverse)

                             ARTICLES OF PARTNERSHIP

                                  IN COMMENDAM

                                       OF

                     CATFISH QUEEN PARTNERSHIP IN COMMENDAM

         NOW THEREFORE, all the parties to this agreement in consideration of the rights, duties, privileges and obligations that hereunder assumed or are set forth, do hereby agree, and declare, that the Articles of Partnership in Commendam of CATFISH QUEEN PARTNERSHIP IN COMMENDAM shall be as follows:

         ARTICLE 1. FORMATION. The parties do hereby enter into a partnership in the form of a Partnership in commendam (hereinafter referred to as the "Partnership"), pursuant to the provisions of the laws of the State of Louisiana, for the purposes and scope set forth herein. In these Articles, unless the context clearly implies otherwise, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine and the neuter.

         ARTICLE 2. NAME AND OFFICE. The business affairs of the Partnership shall be conducted under the name of CATFISH QUEEN PARTNERSHIP IN COMMENDAM or such other name as the General Partners shall hereafter designate by notice to the Partners in Commendam. The General Partners shall execute and record any affidavit required by law to be filed in the case of the use of an assumed business name. The principal business establishment of the Partnership in the State of Louisiana shall be located at Premier Bank Building, 8th Floor, 451 Florida Street, Baton Rouge, Parish of East Baton Rouge, Louisiana 70801. The General Partners may establish other places of business of the Partnership when and where required by the Partnership's business.

         ARTICLE 3. PURPOSE. The purpose and business of the Partnership shall be the acquisition, operation, and management of movable and immovable property. In furtherance of the purposes of the Partnership, the Partnership shall have the power to do any and all other things whatsoever necessary and desirable in connection with the foregoing, or otherwise contemplated by this Agreement and to engage in any other lawful business in which a partnership may lawfully engage under the laws of Louisiana.

         ARTICLE 4. GENERAL PARTNER. The General Partner of the Partnership shall be Argosy of Louisiana, Inc. and, except as provided in Articles 12 and 13 of this Agreement, no other person, firm, corporation or other entity shall become a General Partner. Argosy of Louisiana, Inc., Premier Bank Building, 5th Floor, 451 Florida Street Baton Rouge, Louisiana 70801, hereby contributes the sum of $900.00, receipt of which is duly acknowledged, in exchange for a ninety (90%) percentage ownership of the Capital Ownership Interests of the Partnership.

         ARTICLE 5. PARTNERS IN COMMENDAM.

         5.01 (a) Jazz Enterprises, Inc., 100 France Street, Eaton Rouge, Louisiana 70802, hereby contributes the sum of $100.00, receipt of which is duly acknowledged, in exchange for a ten (10%) percentage ownership of the Capital ownership interests of the Partnership.

         5.02 The Partners in Commendam shall not have the right to withdraw their Capital Contributions to the Partnership except as otherwise specifically provided in this Agreement. The Partners in Commendam shall not have any right to demand and receive property other than cash of the Partnership in return for their Capital Contributions, except as may be specifically provided in this Agreement.

         5.03. The liabilities of the Partners in Commendam under Louisiana law for the debts and obligations borne and sustained by the Partnership or by the General Partners doing business as such shall not extend beyond the amount furnished by the said Partners in Commendam under the terms of the Articles, and the Partners in Commendam under Louisiana law shall be exonerated from any other or further liability owed, or payment of, the indebtedness, obligations, liabilities of any nature or kind whatsoever of the Partnership, unless an additional liability is specifically assumed by the Partners in Commendam, in writing, or as a matter of law, over and above their contribution to Partnership capital.

     ARTICLE 6. WARRANTIES. The Partners covenant and represent to each other as follows:

         (a) The General Partner agree that no Partner in Commendam shall be required or obligated to make any further contribution of any sort whatsoever other than that provided in Article 5.

         (b) The Partners in commendam, individually, covenant and represent to the General Partner that upon execution of this Agreement, the Partners in Commendam shall contribute to the Partnership their capital. contributions As set forth in Article 5, above.

         ARTICLE 7. CAPITAL ACCOUNTS. An individual capital account shall be established for each Partner in accordance with the following provisions:

         (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, including the fair market value of any property contributed to the Partnership, such Partner's distributive share of income gain or profit, and any items in the nature of income or gain that are specially allocated and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership Property distributed to such Partner.

         (b) To each Partner's Capital Account there shall be debited the amount of cash and the fair market value of any Partnership Property distributed to such Partner pursuant to any provision or this Agreement, such Partner's distributive share of deductions and losses, and any items in the nature of expenses or losses that are specially allocated and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

         In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner hereof upon the dissolution of the Partnership. The General Partner shall adjust the amounts debited or credited to Capital Accounts with respect to
(a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that ere assumed by the Partnership or the Partners in the event the General Partner shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv). The General Partner also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation
Section 1.704-1(b).

         ARTICLE 8. ALLOCATIONS OF PROFITS AND LOSSES AND DISTRIBUTIONS.

         8.01 Each Partner's distributive share of income, gain,, lose, deduction, credit and not cash flow shall be allocated and distributed according to such Partner's respective Partnership Capital Ownership Interest, set forth in Articles 4 and 5 above, unless a special allocation of an item is required pursuant to Section 704 of the Internal Revenue Code or the regulations thereunder.

         8.02 Except as otherwise agreed between the Partners, the Partnership shall distribute to all Partners in proportion to their

Ownership Interests in the Partnership so much of the Partnership's net cash flow as is not in the sole discretion of the General Partner, required for the prudent and business-like conduct of the Partnership's affairs and the payment of the Partnership's debts, taking into consideration the needs of the Partnership and its financial condition. As used in these Articles, the term "net cash flow" shall mean the excess of cash received by a Partnership in any year from the operation of the Partnership's business, any refinancing of the Partnership's indebtedness and any sale of less than substantially all of the Partnership's property, in excess of the total operating expenses of the Partnership and debt service, including principal and interest payments and reasonable reserves for future operations and investments.

         ARTICLE 9. DISTRIBUTION OF GAINS AND PROCEEDS ARISING FROM THE SALE OR REFINANCING OF ALL OR SUBSTANTIALLY ALL THE PROPERTY OF THE PARTNERSHIP.

         9.01. The net proceeds arising from (I) the sale of all or substantially all of the property of the Partnership; and/or (ii) the liquidation of the Partnership property shall be distributed and applied in the following order:

         (a) to the payment of the costs and expenses of such sale or refinancing or termination, winding up and liquidation of the Partnership and of other debts and liabilities of the Partnership, other than loans or other debts and liabilities of the Partnership to the Partners or affiliates;

         (b) to the setting up of any reserves which the General Partner, in the case of any sale or refinancing, or the Liquidator, in the case of a winding up and liquidation, deem reasonably necessary for contingent, unmatured, or unforeseen liabilities or obligations of the Partnership;

         (c) to the repayment of any loans from the Partners;

         (d) to the Partners, pro rata according to their final capital accounts after any taxable gains and losses from sale are allocated as provided in Article 9,01.

         9.02. (a) The gain arising from the sale of the property of the Partnership, or from liquidation or other disposition of Partnership property shall be allocated first according to the requirements of Section 704 of the Internal Revenue Code and the regulations thereunder and then according to the respective ownership Interest of the Partners in the Partnership.

         (b) The losses arising from any sale, liquidation, refinancing or other disposition shall be allocated according to the capital accounts of the Partners.

         (c) Each Partner's share of such gain or loss shall be credited or charged against his capital account.

         ARTICLE 10. COMPENSATION OF THE GENERAL PARTNER.

         10.01. The General Partner shall not receive a management fee a for acting as a General Partner of the Partnership. The General Partner shall receive its distributive share of Partnership net cash flow attributable to its Ownership Interest in the Partnership. The General Partner shall have the duty and obligation to supervise the receipt and recording of all Partnership income, the distribution and recordation of all Partnership funds expended in the payment of the Partnership obligations and expenses and the supervision of the performance of all Partnership contracts.

         10.02. The Partnership shall reimburse the General Partner for direct expenses of the Partnership, including but not limited to, direct expenses incurred in rendering services described above, incurred by it in managing the business of the Partnership. Direct expenses shall include all office expenses including salaries and director fees of Argosy of Louisiana, Inc. independent accounting fees, insurance premiums, legal feds, and all other fees and monies owing to third parties for labor and material purchased by the Partnership.

         ARTICLE 11. POWERS AND DUTIES OF THE GENERAL PARTNER.

         11.01. The General Partner shall have full power and authority to:

         (a) to receive contributions of property to the Partnership by the Partners;

         (b) to manage the business operations and investment activities of the Partnership, including entering into a management contract for the management of the Partnership properties, including joint management arrangements with properties commonly owned with others;

         (c) sell, transfer, assign, convoy, lease, license, sublet, mortgage or otherwise dispose of or deal with all or any part of the property except an otherwise agreed among the Partners;

         (d) borrow money and provide all necessary security for such borrowings;

         (e) perform or cause to be performed all of the Partnership's obligations under any agreement to which the Partnership is a party:

         (f) execute such documents as it may doom necessary and desirable for the furtherance of any Partnership purpose; and

         (g) make any income tax elections, including elections under Section 754 which the General Partner deems appropriate.

         11.02. The General Partner may, on behalf of the Partnership, employ, engage, retain, or deal with any persons, firms or corporations as agents, brokers, accountants, or attorneys, or in any other capacity as the General Partner may determines, provided that services are necessary and the compensation therefor is reasonable. The Partnership shall reimburse the General Partner for all direct expenses so incurred by it. The fact that a Partner is employed by or is directly or indirectly connected with, any such person, firm or corporation shall not prohibit the General Partner' from employing or otherwise dealing with such persons, firms, or corporations. Except as may be otherwise provided for herein, the General Partner shall possess the same rights and powers as a General Partner in a Partnership without Partners in Commendam formed under the laws of the State of Louisiana.

         The General Partner shall have the power to execute and/or accept any instrument or other agreement incident to the Partnership business and in furtherance of its purposes. Any such instrument or agreement so executed and accepted by the General Partner shall be deemed executed and accepted on behalf of the Partnership.

         The General Partner shall have the exclusive management and control of the business of the Partnership. During the continuance of the Partnership, the General Partner shall diligently and faithfully devote such time to the management of the business of the Partnership as may be necessary to conduct it for the greatest advantage of the Partnership and shall render to the Partnership, whenever reasonably required to do so by the Partners in Commendam, a Just and faithful account of all dealings and transactions, in relation to the business of the Partnership.

         11.03. The General Partner shall owe to the Partnership and the Partners in Commendam a fiduciary obligation conduct the affairs of the Partnership in the best interests of the Partnership and the Limited Partners and to act at all times with integrity and good faith in all matters relating to the Partnership.

         (a) Neither a General Partner nor any employee or agent acting on behalf of a General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Partners for any act or omission, the effect of which may cause or result in loss or damage to the Partnership, except for damage or loss caused by acts of bad faith, gross negligence, or reckless disregard of duty on the part of the General Partner.

         (b) The General Partner and employees and agents of the General Partner shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not from the Partners in Commendam against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) or otherwise relating to any act or omission in connection with the formation and activities of the Partnership (including all liabilities under federal and state securities acts as permitted by law) unless the General Partner or employee or agent of the General Partner are guilty of bad faith, gross negligence, or reckless disregard of duty. The gross negligence, or reckless disregard of duty. The indemnification authorized by this paragraph shall include the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings.

         11.05. The Partners in Commendam shall not participate in the management or control of the Partnership's business, nor shall they transact any business for the Partnership, said powers being vested solely and exclusively in the General Partner.

         ARTICLE 12. SUBSTITUTION OF GENERAL PARTNER AND PARTNERS IN COMMENDAM AND ASSIGNMENT OF PARTNERSHIP INTERESTS.

         12.01. A General Partner shall not, without the consent in writing of at least two-thirds (2/3) of the Capital ownership Interests of the Partners in Commendam, resign from the Partnership or substitute one or more General Partners to act in its place and stead. In the event that at least two-thirds (2/3) of the Capital Ownership Interest of the Partners in Commendam consent in writing to allow the General Partner to substitute one or more General Partners in its place and stead, the substituted General Partners shall assume all of the rights and obligations of the Partnership for which their predecessor General Partner was responsible. This assumption of rights and obligations by the successor General Partner shall begin on the effective date of such substitution. Subsequent to the effective date of such substitution of the successor General Partner, the predecessor General Partner may assume the rights, duties and liabilities of a Partner in Commendam upon complying with the appropriate provisions of these Articles.

         12.02. No Partner may assign, sell or otherwise dispose of his interest except upon compliance with all the provisions of these Articles, including, and only after obtaining, the written consent of the General Partner, which consent may be withheld for any reason. However, upon the death of a Partner in Commendam, the heirs, legal representatives, or succession may be substituted for such deceased Partner in Commendam upon compliance with the provisions of these Articles.

         Any person admitted to the Partnership as a new Partner or as a substituted Partner shall be subject to and must agree to comply with all terms, conditions and provisions of these all Articles and/or amendments thereto.

         No conveyance or assignment of the interest of a Partner or his assignee, or any part thereof, though otherwise permitted hereunder, shall be recognized for any purpose including, but not limited to, making payments of profits, income, the return of contribution or for any other purpose with respect to such interest or part thereof, unless there be filed with the General Partner an instrument in form acceptable to the General Partner, appropriately completed and executed by all parties to such conveyance or assignment. In the absence of the filing of such an instrument with the General Partner (thereby giving notice of the assignment or other transfer of a Partnership interest), any payment to any assigning Partner or assignee or to the executors or administrator of either, shall discharge and acquit the Partnership and the General Partner of liability to the extent of such payment.

         12.03. Notwithstanding the above, in the event any General Partner or Partner in Commendam desires to sell or otherwise assign his interest in the Partnership (except by operation of law), such selling Partner shall give notice of his intention to so dispose of his interest to the General Partner by certified or registered mail stating the person to whom the assignment is to be made and the price and terms which are to be paid. Immediately upon receipt of such communication, the General Partner shall give notice to all other parties of their right to purchase a portion of the selling Partner's interest in proportion to their capital ownership interests in the Partnership at the price and terms at which offered, for a period of thirty
(30) days commencing on the date such notice is first actually received by the General Partner. This right, which shall be vested in the "non-selling" or the "continuing" Partners, shall be called, "The Right of First Refusal", for purposes of this Partnership.

         In the event any Partner should elect to purchase his portion of the selling Partner's interest, he shall notify, by mail, the General Partner within ten (10) days. The General Partner may divide the portion of any non-electing Partner among those Partners who elect to purchase the selling Partner's Interest. If there are no Partners desiring to purchase said selling Partner's interest, then in that event, the selling Partner's interest may be sold or assigned to any other person at a price not less than and on terms no different than that offered originally to the other Partners and subject to all of the terms and conditions contained in these Articles of Partnership in Commendam any change in the price, terms or conditions of such sale, assignment, or hypothecation shall constitute a now proposal, and therefore, require a now notice to the General Partner and a now waiting period.

         12.04. The Partnership shall, after written amendment reflecting conveyance or any assignment pursuant to and subject to the provisions of these Articles, and after the approval of the Partners, thereafter pay all further distributions of profits or other monies on account of the interest so assigned to the assignee from such time as the interest is transferred on its books in accordance with the provisions of these Articles.

         12.05. All costs and expenses incidental to the admission of an assignee to the Partnership as a successor General Partner or as a substituted Partner in Commendam shall be charged to and paid by such assignee, and he shall not be admitted as a Partner until such costs are paid.

         ARTICLE 13. REMOVAL, RESIGNATION, DEATH, BANKRUPTCY, INCAPACITY, DISSOLUTION AND REPLACEMENT OF A GENERAL PARTNER.

         13.01. Owners of fifty (50%) percent of the total capital interests in the Partnership shall have the right to require a meeting to consider the removal of any General Partner or all General Partners. Upon receipt of such notice the General Partner or General Partners so notification shall call a meeting of all Partners to consider such removal on the basis of cause, as defined in Section 13.03. Upon such General Partners' failure to call such meeting, the meeting may be called by any Partner in Commendam. Upon the affirmative vote of the owners of seventy-five (75%) percent or more of the total capital interests owned by all of the Partners, the General Partner or Partners may be removed from their position as General Partner, "for cause," as defined in Section 13.03.

         13.02. The removed General Partner shall not be responsible or liable for the acts of any successor General Partner, but he shall remain responsible and liable for all of the business decisions which he made and consummated prior to his removal. The removed General Partner shall continue to receive the allocations of taxable income or loss and distributions of positive cash flow that he would have received had he remained a General Partner. However, the removed General Partner shall not continue to receive compensation (if any), under the provisions of Article 10 of these Articles, or as such Article 10 may be amended subsequent hereto. Upon compliance with the provisions of these Articles he shall become a substituted Partner in Commendam.

         13.03. The term "for cause" shall mean the following:

              (1) A General Partners engaging in an activity which is intentionally injurious to the Partnership;

              (2) A General Partners committing a fraud against the Partnership or using or appropriating for personal use or benefits substantial funds or substantial properties of the Partnership when not authorized to do so; or

              (3) A General Partners committing an act of gross negligence regarding the business of the Partnership.

         13.04. A General Partner may resign upon obtaining the unanimous written consent of any of the other General Partners and all the Partners in Commendam.

         13.05. Upon the removal, dissolution, resignation, death, bankruptcy, or legal incapacity of all General Partners or a sole General Partner, the Partnership shall terminate unless all the other owners of the Partnership Interests agree within ninety (90) days thereafter to continue the Partnership. A special meeting may be called for this purpose by any Partner in Commendam upon giving five (5) days written notice to all the other Partners in Commendam.

         If it is determined that the Partnership is to continue, the Partners in Commendam nay make nominations for a successor General Partner, who may be any person who is qualified to serve under Louisiana law, and the person so nominated shall be voted on by the Partners in commendam in accordance with their capital interest in the Partnership. In the event of acceptance, such new General Partner shall cause appropriate documents to be filed reflecting such substitution.

ARTICLE 14. DEATH OF A PARTNER.

         14.01. The Partnership shall not terminate upon the withdrawal, retirement, death, dissolution, bankruptcy or legal incapacity or interdiction of a Partner in Commendam, but the Partnership shall continue and other Partners may be substituted. Upon the death, bankruptcy, or an provided in these Articles. legal incapacity or interdiction of any Partner in Commendam, the interest of such Partner shall descend to and vest in his heirs or legal representatives with full power in them to become a substituted Partner subject to all the provisions of these Articles.

         14.02. Upon the death, dissolution,, bankruptcy or legal incapacity of one General Partner, the Partnership shall terminate unless the remaining General Partner or Partners elect to continue the Partnership. Upon the death dissolution, bankruptcy or legal incapacity of all of the General Partners or the sole General Partner, the Partnership shall terminate unless the Partners in Commendam shall make the determination called for by Section 13.05. The heirs or legal representatives of a deceased General Partner or Partners shall succeed to the property rights of the said deceased General Partner and may become substituted Partners in Commendam upon compliance with all the provisions of these Articles, and upon the completion and filing with the successor or remaining General Partner an instrument acceptable in form to the successor or remaining General Partner, which must include:

         (a) the name and address of the former and present owners of the unit;

         (b) the proportion of present ownership rights in each unit;

         (c) a copy of the judgment of possession or other documents by which the present owner received his ownership rights; and

         (d) any warranties or representations that legal counsel for the Partnership shall require to satisfy any applicable securities laws.

         14.03. Upon the death of a Partner in Commendam, the heirs or legal representatives of the deceased Partner in Commendam shall become substituted Partners in Commendam upon compliance with all of the provisions of these Articles and upon completion and filing with the General Partner, if there be but one, or with any of the General Partners, if there be more than one, an instrument in a form acceptable to the General Partner with whom the instrument is filed which must include:

         (a) the name and address of the former and present owners of the unit;

         (b) the proportion of present ownership rights in the unit;

         (c) a copy of the judgment of possession or other probate documents by which the ownership rights were received; and

         (d) any warranties or representations that legal counsel for the Partnership shall require to satisfy any applicable securities laws.

         At the request of the executor, administrators, or legal representatives of a General Partner or Partner in Commendam, who has died, the successor or remaining General Partner may, and at the request of a successor General Partner or Substituted Partner in Commendam, file on behalf of the Partnership an election under Section 754 of the Internal Revenue Code of 1954, permitting adjustments to basis an provided for in Sections 734 and 743 thereof.

         ARTICLE 15. TERM OF THE PARTNERSHIP. The existence of the partnership shall terminate fifty (50) years from the date of such execution, unless sooner terminated as hereinafter provided.

         ARTICLE 16. TERMINATION, DISSOLUTION AND LIQUIDATION OF
PARTNERSHIP.

         16.01. Notwithstanding Article 15, the Partnership shall be terminated upon the first to occur of the following;

         (a) Upon thirty (30) days notice in writing to the Partnership by Partners then owning at least seventy (70%) percent or more of the total Capital Ownership Interests in the Partnership; or

         (b) The Partners in Commendam or the General Partner shall fail to elect to continue the Partnership as set out in Article 13 and 14 hereinabove.

         16.02. In the event of a dissolution of the Partnership in accordance with these Articles, the General Partner or its designee, as Liquidator, shall immediately commence to wind up Partnership affairs and shall liquidate the assets of the Partnership as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice. In connection with any such winding up and liquidation, the independent certified public accountants then retained by the Partnership shall prepare an unaudited statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such unaudited statement shall be furnished to all Partners. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

              (1) To the payment of the debts and liabilities of the Partnership (other than debts or liabilities owing to a Partner) and the expenses of liquidation (including, if applicable, the reasonable fees of the special liquidator);

              (2) To the setting up of any reserves which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves shall be paid over to a bank, as escrow-holder, to be held by it for the purposes of disbursing (under the direction of the General Partner or special liquidator) such reserves in payment of any of the aforementioned liabilities and, at the expiration of such period as the General Partner (or special liquidator) may deem advisable, for distribution in the manner hereinafter provided;

              (3) To the repayment of any advances or loans that may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata in accordance with the amounts of such advances or loans, to the Partners in Commendam and to the General Partner;

              (4) To the payment of any fees and the reimbursement of any expenses to which the General Partner may be entitled under Article 10 hereof; and

              (5) Any balance to be paid to the Partners in accordance with
Article 9 hereof.

         ARTICLE 17. BOOKS OF ACCOUNT. The Partnership shall keep proper and complete books of account in accordance with the method of accounting determined by the General Partner, at all times during its continuance, and such books shall be open to the inspection of any Partner at any time during reasonable business hours, upon three (3) business days notice.

         As soon as reasonably practicable after the end of each fiscal year, each Partner shall be furnished with a copy of the statement covering the profits and losses of the Partnership for such year, a copy of the detailed balance sheet of the Partnership as of the end of such year and a statement showing the distributions made to such Partner and the amounts allocated against such Partner during or in respect of such year, and the amount thereof reportable for State and Federal income tax purposes, all prepared in accordance with good accounting practices. At any time, and from time to time while the Partnership continues and until its complete liquidation (but only during reasonable business hours), each Partner may fully examine and audit the Partnership's books, records, accounts and assets, including bank balances, and to this end may cause such examination or audit to be made by any competent accountant employed by him at his expense.

         ARTICLE 18. ACTIVITIES OF THE GENERAL PARTNER. A General Partner shall not be liable to the Partnership or the Partners in Commendam for any act or omission performed or omitted by pursuant to the authority granted to him by these Articles, other than for its failure to comply with any covenant or representation contained herein, fraud, bad faith or gross negligence.

         During the continuance of the Partnership, a General Partner or any other Partner may acquire, promote, develop, operate and manage real property on his, their or its own behalf or on behalf of other entities with which he, they or it are affiliated. The General Partner, and any of its affiliates or associates, may, notwithstanding the existence of these Articles, engage in any activities they choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. Neither this agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or any of its affiliates or associates from engaging in such activities or require the General Partner to permit the Partnership or the Partners in Commendam, to participate in any such right or claim of participation.

         ARTICLE 19. POWER OF ATTORNEY AND AMENDMENTS.

         19.01 These Articles may only be amended by the General Partner with the written consent of the holders of all of the Partnership capital Ownership Interests of the Partners. In no event shall any interest in capital profit, losses or distributions in the Partnership shall be changed or altered without the express written consent of the effected Partner.

         19.02 Each Partner in Commendam, does hereby make, appoint, name, nominate, ordain, authorize and constitute in the place and stead of each Partner in Commendam, the General Partner, to be the true and lawful agent and attorney-in-fact, general and special, for each said Partner in Commendam, to sue, conduct, manage and transact, all and singular, the affairs, business, concerns and matters of whatever nature or kind, without any exception or reservation whatsoever, of this Partnership including, but not limited to, the sale, lease, mortgage, refinancing, hypothecation or other disposition or encumbrance of any of this Partnership's properties, and generally to do and perform all and every other act, matter and thing whatsoever, as shall or may be requisite and necessary, touching or concerning the affairs, business or assets of this Partnership when and upon such terms as the General Partner may deem appropriate an fully, completely and effectually and to all intents and purposes with the same validity, as if all and every such act, matter or thing, were or had been particularly stated, expressed and is specially provided for, or as each Partner in Commendam and General Partner could or might do if personally present with full power of substitution and subrogation; and the Partner in Commendam hereby ratifies and confirms all and whatsoever the General Partner shall lawfully do or cause to be done by virtue of this Power of Attorney. The General Partner is authorized to execute any and every document, collectively or individually, which it may reasonably dean necessary to carry out the authority granted in this Power of Attorney. Any mortgage granted by such attorney-in-fact on any of the Partnership property may contain the pact da no alienando, waiver of appraisement, confession of judgment and all other clauses and provisions usually contained in Louisiana mortgages an well as any special provisions that may be required by a mortgage in any case. Nothing contained in this Paragraph 19.03 shall be in conflict with Paragraph
19.01 hereof. This paragraph 19.03 is not intended to contravene the sole power and authority of the General Partner as set forth in Article 11 hereinabove.

         19.03. The powers of attorney provided in Sections 19.0l and 19.02 are irrevocable and coupled with an interest and shall survive the death, interdiction, bankruptcy, dissolution or insanity of each person granting it.

         19.04. Notwithstanding anything in these articles to the contrary, these articles shall be amended. in the future to conform with the provisions of any existing or subsequently executed contracts or agreements binding upon the parties.

         ARTICLE 20. NO ORAL MODIFICATION. No modification or waiver of these Articles, or any part hereof, shall be valid or effective unless in writing signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of these Articles shall be deemed to be a waiver of any other subsequent, breach or condition, whether of like or different nature.

         ARTICLE 21. NOTICES AND ADDRESSES. All notices or other communications given or made under these Articles shall be in writing. Notices or other communications shall be mailed to the Partners in Commendam at their present addresses, or such other addresses as they may specify in a notice to the General Partner.

         Notices or other communications shall be mailed to the General Partner at the following address:

                            Argosy of Louisiana, Inc.
                        Premier Bank Building, 8th Floor
                               451 Florida Street
                          Raton Rouge, Louisiana 70801

or such other address as may be specified by the General Partner, from time to time, at the general office of the Partnership.

         ARTICLE 22. APPLICABLE LAW. These Articles shall be governed by and construed in accordance with the laws of the State of Louisiana.

         ARTICLE 23. RECORDATION. The General Partner shall cause these Articles, and any future amendments hereto, to be recorded in full in the Office of the Secretary of State, State of Louisiana, in the separate book required by law to be kept for the purposes of recording Partnership Agreements, as well as in any Parish in which the principal establishment of the Partnership may become situated, or in which the Partnership shall acquire immovable property, said recordation to be accomplished as soon as possible after the completion of the execution of this Agreement, or any amendment hereto, or prior to the acquisition of such immovable property, as the case may be.

         ARTICLE 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument, and this Agreement shall be deemed effective on the date it is executed by the last party hereto.

         IN WITNESS WHEREOF, the parties have signed their names hereto in duplicate originals in the presence of the undersigned competent witnesses, this 29th day of July, 1993 at Baton Rouge, Louisiana.


WITNESSES:                                     GENERAL PARTNERS:

/S/ John W. Baton, Jr.                         By:  ARGOSY OF LOUISIANA, INC.
--------------------------
John W. Barton, Jr.
                                               By:  /S/ H. Steven Norton
                                                    -------------------------
/s/ Jacqueline L. LaValley                          H. Steven Norton
--------------------------
Jacqueline L. LaValley
                                                    PARTNER IN COMMENDAM:

                                               By:  JAZZ ENTERPRISES, INC.

                                               By:  /S/ Ronald A. Johnson
                                                    -------------------------
                                                    Ronald A. Johnson

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

         BEFORE ME, the undersigned authority, Notary Public, in and for the Parish and State aforesaid, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, on this 29th day of July, 1993, personally came and appeared:

         ARGOSY OF LOUISIANA, INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge State of Louisiana, whose mailing address is Premier Bank Building, 8th Floor, 451 Florida Street, Baton Rouge, Louisiana 70801, represented herein by its duly authorized officer, H. Steven Norton, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that he is the duly authorized officer of Argosy of Louisiana, Inc.; that he in the identical person who executed the Articles of Partnership in Commendam of Catfish Queen Partnership in Commendam; that the signature thereto is his own and genuine signature; and that he executed the said Articles of Partnership in Commendam of his own free will and accord and for the uses, purposes and benefits therein expressed.

         IN WITNESS WHEREOF, the appearer has signed this acknowledgment in the presence of the undersigned competent witnesses, who have hereunto subscribed their names with the appearer and me, Notary, on the day, and date hereinabove set forth.

WITNESSES:                                    ARGOSY OF LOUISIANA, INC.

/S/ John W. Barton, Jr.                       By: /S/ H. Steven Norton
--------------------------                        ---------------------
John W. Barton, Jr.                               H. Steven Norton

/S/ Jacqueline L. LaValley
--------------------------
Jacqueline L. LaValley


                               /S/ Robert T. Bowsher
                               ---------------------
                                   NOTARY PUBLIC
                                 Robert T. Bowsher

SEAL

My commission Expires:   at death
                         --------

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

         BEFORE ME, the undersigned authority, Notary Public, in and for the Parish and State aforesaid, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, on this 29th day of July, 1993, personally came and appeared

         JAZZ ENTERPRISES INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge, State of Louisiana, whose mailing address is 100 France Street, Baton Rouge,
         Louisiana 70802, represented herein by its duly authorized officer, Ronald A. Johnson,

who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that he in the duly authorized officer of Jazz Enterprises, Inc.; that he is the identical person who executed the Articles of Partnership in Commendam of Catfish Queen Partnership in Commendam; that the signature thereto is his own and genuine signature; and that he executed the said Articles of Partnership in Commendam of his own free will and accord and for the uses, purpose and benefits therein expressed.

         IN WITNESS WHEREOF, the appearer had signed this acknowledgment in the presence of the undersigned competent witnesses who have hereunto subscribed their names with the appearer and me, Notary, on the day, and date hereinabove set forth.

WITNESSES:                                     JAZZ ENTERPRISES:

/S/ John W. Barton, Jr.                        By: /S/ Ronald A. Johnson
--------------------------                         ---------------------
John W. Barton, Jr.                                Ronald A. Johnson

/S/ Jacqueline L. LaValley
--------------------------
Jacqueline L. LaValley


                               /S/ Robert T. Bowsher
                               ---------------------
                                   NOTARY PUBLIC
                                 Robert T. Bowsher

SEAL

My commission Expires:   at death
                         --------

                              AMENDED AND RESTATED

                             ARTICLES OF PARTNERSHIP

                                  IN COMMENDAM

                                       OF

                     CATFISH QUEEN PARTNERSHIP IN COMMENDAM


         NOW THEREFORE, the parties to the original Articles of Partnership of CATFISH QUEEN PARTNERSHIP IN COMMENDAM in consideration of the rights, duties, privileges and obligations assumed hereunder and in consideration of the rights, duties, privileges and obligations assumed pursuant to this Amendment, do hereby agree and declare that the Articles of Partnership in Commendam of CATFISH QUEEN PARTNERSHIP IN COMMENDAM shall be amended and restated as follows:

         ARTICLE 1. FORMATION. The parties do hereby enter into a partnership in the form of a Partnership in Commendam (hereinafter referred to as the "Partnership"), pursuant to the provisions of the laws of the State of Louisiana, for the Purposes and scope set forth herein. In these Articles, unless the context clearly implies otherwise, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine and the neuter.

         ARTICLE 2. NAME AND OFFICE. The business affairs of the Partnership shall be conducted under the name of CATFISH QUEEN PARTNERSHIP IN COMMENDAM or such other name an the General Partner shall hereafter designate by notice to the Partner in Commendam. The General Partner may designate and reserve one, or more assumed trade, and/or service names and shall file and record any affidavit and documents required by law to permit the use of such name(s). The principal business establishment of the Partnership in the State of Louisiana shall be located at 100 St. James Street, Building H, Baton Rouge, Parish of East Baton Rouge, Louisiana 70802. The General Partner may establish other places of business of the Partnership when and where required by the business of the Partnership.

         ARTICLE 3. PURPOSE. The purpose and business of the Partnership shall be to engage in the operation of a gaming vessel in Catfish Town at Baton Rouge, Louisiana and to acquire, operate, and manage movable and immovable property acquired by the Partnership. In furtherance of the purposes of the Partnership, the Partnership shall have the power to do any and all other things whatsoever necessary and desirable in connection with the foregoing, or otherwise contemplated by this Agreement and to engage in any other lawful business in which a partnership may lawfully engage under the laws of Louisiana.

         ARTICLE 4. GENERAL PARTNER. The General Partner of the Partnership shall be Argosy of Louisiana, Inc. and except as provided in Articles 12 and 13 of this Agreement, no other person, firm, corporation or other entity shall become a General Partner. Argosy of Louisiana, Inc., Premier Bank Building, 8th Floor, 451 Florida Street, Baton Rouge, Louisiana 70801 has contributed and hereby contributes, free and clear of any and all debt, except for transfers to the Partnership of furniture, fixtures and equipment which may be subject to purchase or lease costs and security interests, if any, related thereto the property set forth on Schedule A, which is attached hereto and incorporated herein, in exchange for a ninety (90%) percentage ownership of the Capital Ownership Interests of the Partnership.

         ARTICLE 5. PARTNER IN COMMENDAM.

         5.01 Jazz Enterprises, Inc., 100 France Street, Baton Rouge, Louisiana 70802, has contributed, hereby contributes and shall contribute free and clear of any and all debt, the State of Louisiana River boat Gaming License, all Louisiana River boat Gaming Commission certificates of approval, and all other gaming licenses (if any), permits or approvals issued to Jazz with respect to Gaming operations, set forth on Schedule 8, which in attached hereto and incorporated herein, in exchange for a ten (10%) percentage ownership of the Capital Ownership Interests of the Partnership.

         5.02 The Partner in Commendam shall not have the right to withdraw their Capital Contributions to the Partnership except an otherwise specifically provided in this Agreement. The Partner in Commendam shall not have any right to demand and receive property other than cash of the Partnership in return for their Capital Contributions, except as any be specifically provided in this Agreement.

         5.03 The liabilities of the Partner in Commendam, under Louisiana law for the debts and obligations borne and sustained by the Partnership or by the General Partner doing business as such shall not extend beyond the amount furnished by the said Partner in Commendam under the terms of the Articles, and the Partner in Commendam, under Louisiana law shall be exonerated from any other or further liability owed, or payment of, the indebtedness, obligations, liabilities of any nature or kind whatsoever of the Partnership, unless an additional liability is specifically assumed by the Partner in Commendam, in writing, or as a matter of law. over and above its contribution to Partnership capital.

         ARTICLE 6.  WARRANTIES.  The Partners covenant and
represent to each other as follows:

         (a) The General Partner agrees that no Partner in Commendam shall be required or obligated to make any further contribution of any sort whatsoever other than that provided in Article 5.

         (b) The Partners, individually, covenant and represent to each other that upon execution of this Agreement, the Partners shall contribute to the Partnership their capital contributions as set forth in Articles 4 and 5, above.

ARTICLE 7.  CAPITAL ACCOUNTS.

         7.01 A capital account shall be determined and maintained in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) for each Partner in accordance with the following provisions with the agreement by the General Partner that the vessel and all other assets contributed to the Partnership shall be free and clear of all debt except for transfers to the Partnership of furniture, fixtures and equipment which may be subject to purchase or lease costs and security interests, if any, related thereto, which shall be an acceptable cost of the Partnership.

         (a) To each Partner's capital account, there shall be credited:

                  (i) the amount of money contributed by such Partner to the Partnership;

                  (ii) the fair market value of any property contributed by such Partner to the Partnership (net of any liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752);

                  (iii) allocations to such Partner of income or gain (including tax exempt income) pursuant to Article 8 but excluding any income or gain described in Treasury Regulation Section 1.704-1(b)(4)(I);

                  (iv) the amount of Partnership liabilities assumed by such Partner or secured by any Partnership property distributed to such Partner other than the liabilities referred to in paragraph (b)(ii) below.

         (b) To each Partner's capital account there shall be debited:

                  (i) the amount of any money distributed to such Partner by the Partnership;

                  (ii) the fair market value of any property distributed to, such Partner by the Partnership (net of any liabilities securing such distributed property that such Partnership is considered to assume or take subject to pursuant to Code Section 752);

                  (iii) the amount of losses and deductions allocated to such Partner under Article 8, not included in other subsections hereof;

                  (iv) allocations to such Partner of expenditures of the Partnership described in Code Section 705(a)(2)(B); and

                  (v) the amount of any liabilities of such Partner assumed by the Partnership or secured by any property such Partner contributes to the

                              Partnership other than the liabilities referred to in paragraph (ii) above.

         (c) In the event that any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the capital account of the transferor to-the extent it relates to the transferred interest.

         7.02 (a) The foregoing provisions and other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with the Internal Revenue Code and Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner hereof upon dilution of the Partnership. The General Partner shall adjust the amounts debited or credits to capital accounts with respect to (1) any property contributed to the Partnership or distributed to Partners, and
(2) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event that the General Partner shall determine such adjustments are necessary and appropriate pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv). The General Partner shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations
Section 1.704-1(b).

         (b) In accordance with Internal Revenue Code 1 704 (c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

         ARTICLE 8. ALLOCATIONS OF PROFITS AND LOSSES AND DISTRIBUTIONS.

         8.01 Except as provided below, the Partners shall participate in, and be allocated, profits, losses and distributions of the Partnership in the following percentages of Capital Ownership interest or percentage interests in the Partnership:

                  Partner                            Capital Ownership Interest
                  -------                            --------------------------
         Argosy of Louisiana, Inc.                                     90%
         Jazz Enterprises, Inc.                                        10%
                                                                      ------
                  Total                                                100%

         8.02 Except as otherwise provided in this Agreement, the General Partner shall determine, in its sole discretion, the amount and taking in any. distributions of cash of the Partnership, at least as frequently as required by
Section 8.07. However, the General Partner shall, to the extent such funds are not required for the reasonable reserves of the business of the Partnership, use its best efforts to make distributions in an amount sufficient to pay any income tax liability attributable to the distributable not income on the __-I schedule which constitutes taxable income to the Partner as if computed on the maximum marginal tax rates under federal and Louisiana law.

         8.03 (a) The taxable gain from sale or exchange of Partnership's assets shall be allocated as follows:

                  (I) First, an amount of taxable income and gain from the sale or exchange of Partnership's assets equal to the aggregate sum of all the capital account balances with a deficit balance shall be allocated among those Partners with a deficit capital account balance, in proportion that each such Partner's deficit capital account balance bears to the aggregate sum of all the capital account balances with a deficit balance; and

                  (ii) Second, any taxable income and gain from the sale or exchange of Partnership's Assets in excess of the amount allocated above shall be allocated among all Partners in accordance with each Partner's respective percentage interest in the Partnership.

         (b) The taxable losses from sale or exchange of Partnership's assets shall be allocated as follows:

                  (i) First, the amount of loss or losses from the sale or exchange of Partnerships Assets equal to the aggregate sum of the capital account balances with a positive balance shall be allocated among those Partners with a positive capital account balance bears to the aggregate sum of all capital account balances with a positive balance; and

                  (ii) Second, any losses and loss from the sale or exchange of Partnership's Assets in excess of the amount allocated above shall be allocated to the Partners in accordance with each Partners respective percentage interest in the Partnership.

         (c) If a Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),
(5) or (6), which creates a deficit balance in a Partner's capital Account, such Partner shall be allocated items of profits and gains from the sale or exchange of Partnership's Assets in an amount and manner sufficient to eliminate such deficit capital account balance as quickly as possible.

         8.04 In accordance with Internal Revenue Code 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, for tax purposes, be allocated among the Partners so as to take into account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

         8.05 If any assets of the Partnership are distributed in kind, the Partnership shall make such distributions In kind pursuant to Section 1.704-1(b)(2)(iv)(e)(1) of the Treasury Regulations in accordance with the following:

         (a) Determine the value of such assets using appraisal techniques that are deemed to be appropriate, taking into account the nature of the assets; and

         (b) Immediately prior to any distribution of any property by the Partnership, allocate the gains and losses for tax purposes attributable to the distribution in kind and adjust the capital accounts of all Partners to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such assets (that have not been reflected in the capital accounts previously) would be allocated among the Partners if there were a taxable disposition of such assets for their fair market value on the date of distribution.

         8.06 The Partnership shall distribute all net cash flow of the prior calendar year annually within ten (10) days of the receipt by the General Partner of the audited financial statements of the Partnership in the following order of priority:

         (a) First, sufficient cash the capital expenditures budget for the next fiscal year; maintain any minimum cash reserve, reserve for contingencies and working capital reserve requirements as may be established from time to time by the General Partner; and

         (b) Thereafter, any net cash flow shall be distributed to the Partners pro rata based on their Capital ownership Interest percentages not less often than annually.

         8.07 "Net cash flow" is defined as the sum of Net Gaming Proceeds, as defined under Section 504(15) or the Louisiana River boat Economic Development and Gaming Control Act ("Gaming Act"), and all other cash proceeds from the gaming operations, excluding capital contributions and cash receipts from a sale or refinancing, less-each of the following amounts:

         (a) Cash disbursements for the payment of all lease payments, city fees, taxes and expenses and all fees, taxes and expenses pursuant to the Gaming Act; and all reasonable costs for food and beverages, reservations, marketing, insurance, real estate, sales and other taxes, legal expenses, utilities, repairs and maintenance, accounting, statistical or bookkeeping services or equipment, salaries, advertising and promotion and any and all other expenses which are customarily considered to be "operating expenses";

         (b) Payments of interest, principal and premium under any loans incurred by the Partnership in connections with the gaming operations or any mortgages or deeds of trust by the Partnership encumbering any assets of the Partnership;

         (c) Payments for repairs, replacements, capital improvements and maintenance of Partnership assets; and

         (d) Reasonable reserves considered as necessary by General Partner to meet current and anticipated future needs of Partnership and the gaming project.

         8.08 Except to the extent that a contrary allocation is required by the Internal Revenue Code and the Regulations thereunder, all items of income gain, loss, deduction and credit shall be allocated among the Partners according to the percentages of their Capital Ownership.

         ARTICLE 9. DISTRIBUTION OF PROCEEDS ARISING FROM THE SALE OR REFINANCING OF ALL OR SUBSTANTIALLY ALL THE PROPERTY OF THE PARTNERSHIP.

         9.01 The net proceeds arising from (i) the sale of all or substantially all of the property of the Partnership; and/or (ii) the liquidation of the Partnership property shall be distributed and applied in the following order:

         (a) to the payment of the costs and expenses of such sale or refinancing or termination, winding up and liquidation of the Partnership and of other debts and liabilities of the Partnership, other than loans or other debts and liabilities of the Partnership to the Partners or affiliates;

         (b) to the setting up of any reserves which the General Partner, in the case of any sale or refinancing, or the Liquidator, in the case of a winding up and liquidation, deem reasonably necessary for contingent, unmatured, or unforeseen liabilities or obligations of the Partnership;

         (c)   to the repayment of any loans from the Partners;

         (d) to the Partners, pro rata, according to their final capital accounts after any taxable gains and losses from sale are allocated as provided in Article 8.

ARTICLE 10.  COMPENSATION OF THE GENERAL PARTNER.

         10.01 The General Partner shall not receive any management fees or special compensation for acting as a General Partner of the Partnership, including, but not limited to, corporate (Argosy Gaming Company) overhead and expenses. The General Partner shall receive its distributive share of Partnership not cash flow attributable to its Ownership Interest in the Partnership. The General Partner shall have the duty and obligation: to supervise the receipt and recording of all Partnership income, the distribution and recordation of all Partnership funds expended in the payment of the Partnership obligations and expenses and the supervision of the performance of all Partnership contracts.

         10.02 The Partnership shall reimburse the General Partner for its operating expenses of the business operations of the Partnership in Catfish Town, Baton Rouge, Louisiana, if paid by the General Partner, including but not limited to, operating expenses incurred by it in managing the business of the Partnership. The term "operating expenses" is defined in Section 8.07 above.

ARTICLE 11.  POWERS AND DUTIES OF GENERAL PARTNER.

         11.01 The General Partner shall have full power and authority an deemed appropriate by the General Partner, to:

         (a) receive contributions of property to the Partnership by the Partners;

         (b) manage the business operations of the Partnership and to perform all acts necessary to the conduct of such operations;

         (c) except as provided in Section 11.02 below, sell, transfer, assign, convey, lease, license, sublet, mortgage or otherwise dispose of or deal with all or any part of the property except as otherwise agreed among the Partners;

         (d) except as provided in Section 11.02 below, borrow money and provide all necessary security for such borrowings;

         (e) render periodic reports with respect to the operations of the Partnership on at least a monthly basis;

         (f) mail to the Partner in Commendam in a timely basis an annual report of Partnership, including all necessary tax information, a report of the firm of Independent Certified Public Accountants containing audited financial statements which shall include, but not be limited to, all Gross Gaming Revenues and any other information regarding Partnership and its operation during the prior fiscal year that is within the scope of generally accepted accounting practices and principles;

         (g) obtain and maintain reasonable casualty insurance and such public liability and other insurance as may be available and deemed reasonable and necessary;

         (h) deposit all funds of Partnership in separate bank accounts in the name of the Partnership;

         (i) maintain complete and accurate records of all revenues, properties owned or leased by Partnership and complete books of account and make such records and books of account available for inspection and audit by Partner in Commendam or its duly authorized representative during regular business hours and to the principal office or offices of Partnership;

         (j) cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain Partnership;

         (k) the General Partner shall have the authority to control and approve all communication concerning partnership matters with any city, state, federal, or other governmental agency, department or instrumentality and all other third parties including, but not limited to, the City of Baton Rouge, the Louisiana River boat Gaming Commission, and the Louisiana State Police.

         (l) the General Partner shall have the authority to take such actions as it deems appropriate to obtain, retain, protect and preserve all licenses, approvals, permits and consents.

         11.02 Notwithstanding anything in this Agreement to the contrary, without first obtaining the written consent of the Partner In Commendam, the General Partner shall not have authority to:

         (a) do any act in contravention of this Agreement or, commit intentional any act of fraud, bad faith, gross negligence, intentional misconduct or reckless disregard of duty;

         (b) possess Partnership property or assign rights in specific Partnership property for other than a Partnership purpose;

         (c) sell, transfer or exchange all or substantially all of Partnership's property; and

         (d) willfully or intentionally commit any act or omission which contravenes the laws of the United States, State of Louisiana, or its applicable River boat Gaming Rules and Regulations.

         11.03 The General Partner may, on behalf of the Partnership, employ, engage, retain, or deal with any persons, firms or corporations as agents, brokers, accountants, or attorneys, or in any other capacity as the General Partner say determine, provided that services are necessary and the compensation therefor is reasonable. The Partnership shall reimburse the General Partner for all direct expenses so incurred by it. The fact that a Partner is employed by or is directly or indirectly connected with, any such person, firm or corporation shall not prohibit the General Partner from employing or otherwise dealing with such persons, firms, or corporations. Except as may be otherwise provided for herein, the General Partner shall possess the same rights and powers as a General Partner in a Partnership without Partner in Commendam formed under the laws of the State of Louisiana.

         The General Partner shall have the power to execute and/or accept any instrument or other agreement or contract incident to the Partnership business and in furtherance of its purposes. Any such instrument or agreement or contract so executed and accepted by the General Partner shall be deemed executed and accepted on behalf of the Partnership.

         The General Partner shall have the exclusive management and control of the business of the Partnership. During the continuance of the Partnership, the General Partner shall diligently and faithfully devote such time to the management of the business of the Partnership as the General Partner deems necessary and appropriate and shall render to the Partnership, whenever reasonably required to do so by the Partner in Commendam, a just and faithful account of all dealings and transactions in relation to the business of the Partnership.

         11.04 The General Partner shall owe to the Partnership and the Partner in Commendam a fiduciary obligation to conduct the affairs of the Partnership in the best interests of the Partnership and the Partner in Commendam and to act at all times with integrity and good faith in all matters relating to the Partnership.

         11.05 (a) Neither a General Partner nor any employee or agent acting on behalf of a General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Partners for any act or omission, the effect of which may cause or result in loss or damage to the Partnership, except for damage or loss caused by acts of fraud, bad faith, gross negligence, intentional misconduct or reckless disregard of duty on the part of the General Partner. Concerning partnership matters and gaming activities on the vessel, the Partner in Commendam shall not, without the prior written consent of the General Partner, communicate with any city, state, federal or other governmental agency or other third parties including, but not limited to, the City of Baton Rouge, Louisiana River boat Gaming Commission, or the State Police.

         (b) The General Partner and employees and agents of the General Partner shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not from the Partner in Commendam, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to any act or omission in connection with the activities of the Partnership (including all liabilities under federal and state securities acts as permitted by law) unless the General Partner or employee or agent of the General Partner are guilty of fraud, bad faith, gross negligence, intentional misconduct or reckless disregard of duty. The indemnification authorized by this paragraph shall include the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings.

         11.06 The Partner in Commendam shall not participate in the management or control of the Partnership's business, nor shall it transact any business for the Partnership, said powers being vested solely and exclusively in the General Partner.

         ARTICLE 12. SUBSTITUTION OF GENERAL PARTNER AND PARTNER IN COMMENDAM AND ASSIGNMENT OF PARTNERSHIP INTERESTS.

         12.01 A General Partner shall not, without the consent in writing of the Partner in Commendam, resign from the Partnership or substitute one or more General Partner to act in its place and stead. In the event that the Partner in Commendam consents in writing to allow the General Partner to substitute one or more General Partner in its place and stead, the substituted General Partner shall assume all of the rights and obligations of the Partnership for which their predecessor General Partner was responsible. This assumption of rights and obligations by the successor General Partner shall begin on the effective date of such substitution. Subsequent to the effective date of such substitution of the successor General Partner, the predecessor General Partner may assume the rights, duties and liabilities of a

Partner in Commendam upon complying with the appropriate provisions of these Articles.

         12.02 No Partner may assign, sell or otherwise dispose of his interest except upon compliance with all the provisions of these Articles, including, and only after obtaining, the written consent of the General Partner, which consent may not be withheld except for just cause.

         12.03 Thirty (30) days prior to any Partner filing for bankruptcy or taking any action of dissolution or receivership, said Partner must offer for purchase its Partnership interest to the other Partner for the fair market value of the Partnership interest to be determined by an appraiser chosen mutually by the Partners. If an appraiser cannot be selected by mutual agreement, then each Partner shall select its own appraiser. If the fair market value cannot be agreed upon by the two appraisers, they will choose a third appraiser whose determination will be final after consideration of the prior two appraisals.

         12.04 In the event any act of involuntary bankruptcy, dissolution or receivership is taken against either Partner, and is not dismissed within thirty (30) days of the filing thereof, the other Partner shall ipso facto and without further formality have and is hereby granted the exclusive right and option to acquire the interest of such Partner for the fair market value as determined by appraisal in accordance with the appraisal procedure set forth in the paragraph above.

         12.05 Any person admitted to the Partnership as a new Partner or as a substituted Partner shall be subject to and must agree to comply with all terms, conditions and provisions of these Articles and/or amendments thereto.

         12.06 No conveyance or assignment of the interest of a Partner or his assignee, or any part thereof, though otherwise permitted hereunder, shall be recognized for any purpose including, but not limited to, making payments of profits, income, the return of contribution or for any other purpose with respect to such interest or part thereof, unless there be filed with the General Partner an instrument in form acceptable to the General Partner, appropriately completed and executed by all parties to such conveyance or assignment. In the absence of the filing of such an instrument with the General Partner (thereby giving notice of the assignment or other transfer of a Partnership interest), any payment to any assigning Partner shall discharge and acquit the Partnership and the General Partner of liability to the extent of such payment.

         12.07 The Partnership shall, after written amendment reflecting conveyance or any assignment pursuant to and subject to the provisions of these Articles, and after the approval of the Partners, thereafter pay all further distributions of profits or other monies on account of the interest so assigned to the assigned from such time as the interest is transferred on its books in accordance with the provisions of these Articles.

         12.08 All costs and expenses incidental to the admission of an assignee to the Partnership as a successor General Partner or as a substituted Partner in Commendam shall be charged to and paid by such assignee, and he shall not be admitted as a Partner until such costs are paid.

         ARTICLE 13. WITHDRAWAL, BANKRUPTCY, DISSOLUTION AND REPLACEMENT OF A GENERAL PARTNER.

         13.01 In the event that the Partner in Commendam determines that the General Partner should not continue to manage the Partnership because the General Partner has engaged in one or more acts which constitute just cause for removal as defined in Section 13.03, the Partner in Commendam may demand binding arbitration of whether such just cause exists pursuant to Article 25 hereof. In the event that the arbitrators determine that just cause for removable exists, the Partner in Commendam shall have the right within fifteen (15) days of such determination to demand that a second binding arbitration proceeding be initiated to determine the fair market value of the business operations of the partnership. Within thirty (30) days after the determination of such fair market value, the Partner in Commendam shall elect to either require (1) that the General Partner acquire all of the right, title and interest of the Partner in Commendam for twenty (20%) percent of such value; or (2) that the Partner in Commendam acquire all of the right, title and Interest of the General Partner in the Partnership for ninety (90%) percent of the fair market value of the entire business. In the case of either election, the sale of such interest shall occur within ninety (90) days of such election.

         13.02 In the event of such purchase by the Partner in Commendam, the removed General Partner shall not be responsible or liable for the acts of any successor General Partner, but he shall remain responsible and liable for all of the business decisions which he made and consummated prior to his removal.

         13.03 The term "just cause for removal" shall mean the following:

         (a) A General Partner's engaging in an activity which is intentionally, injurious to the Partnership; or

         (b) A General Partner's committing a fraud or act of bad faith against the Partnership or using or appropriating for personal use or benefits substantial funds or substantial properties of the Partnership when not authorized to do so; or

         (c) A General Partner's committing an act of gross negligence regarding the business of the Partnership which is not cured or remedied within forty-five (45) days of written notice to the General Partner; or

         (d) A material failure to comply with any covenant or representation contained herein which is not cured or remedied within forty-five (45) days of written notice to the General Partner.

         13.04 A General Partner way only resign upon obtaining the written consent of the Partner in Commendam.

         13.05 Upon the removal, dissolution, resignation, bankruptcy, or legal incapacity of the General Partner or a sole General Partner, the Partnership shall terminate unless all the other owners of the Partnership Interests agree within ninety (90) days thereafter to continue the Partnership. A special meeting may be called for this purpose by any Partner in Commendam upon giving five (5) days written notice to all of the other Partner in Commendam.

         If it is determined that the Partnership is to continue, the Partner in Commendam may make nominations for a successor General Partner, who may be any person who is qualified to serve under Louisiana law, dnd the person so nominated shall be voted on by the Partner in Commendam in accordance with their capital interest in the Partnership. In the event of acceptance, such new General Partner shall cause appropriate documents to be filed reflecting such substitution.

         ARTICLE 14.  DISSOLUTION OR BANKRUPTCY OF A PARTNER.

         14.01 The Partnership shall not terminate upon the withdrawal, dissolution or bankruptcy of a Partner in Commendam, but the Partnership shall continue and other Partners may be substituted as provided in these Articles. Upon the dissolution or bankruptcy of any Partner in Commendam, the interest of such Partner shall descend to and vest in its legal representatives with full power in them to become a substituted Partner subject to all the provisions of these Articles.

         14.02 Upon the dissolution or bankruptcy of one General Partner, the Partnership shall terminate unless the remaining General Partner or Partners elect to continue the Partnership. Upon the dissolution, or bankruptcy of all of the General Partner or the sole General Partner, the Partnership shall terminate unless the Partner in Commendam shall make the determination called for by Section 13.05. The legal representatives of such General Partner or Partners shall succeed to the property rights of the such General Partner and may become substituted Partners in Commendam upon compliance with all the provisions of these Articles, and upon the completion and filing with the successor or remaining General Partner an instrument acceptable in form to the successor or remaining General Partner, which must include:

         (a) the name and address of the former and present owners of the unit;

         (b) the proportion of present ownership rights in each unit;

         (c) a copy of the judgment of possession or other documents by which the present owner received his ownership rights; and

         (d) any warranties or representations that legal counsel for the Partnership shall require to satisfy any applicable securities laws.

         14.03 Upon the dissolution or bankruptcy of a Partner in Commendam, the legal representatives of such Partner in Commendam shall become a substituted Partner in Commendam upon compliance with all of the provisions of these Articles and upon completion and filing with the General Partner, if there be but one, or with any of the General Partner, if there be more than one, an instrument in a form acceptable to the General Partner with whom the instrument is filed which must include:

         (a) the name and address of the former and present owners of the unit;

         (b) the proportion of present ownership rights in the unit;

         (c) a copy of the judgment of possession or other documents by which the ownership rights were received; and

         (d) any warranties or representations that legal counsel for the Partnership shall require to satisfy any applicable securities laws.

         ARTICLE 15. TERM OF THE PARTNERSHIP. The existence of the partnership shall terminate thirty-six (36) years from the date of such execution, unless sooner terminated as hereinafter provided in Article 16.

         ARTICLE 16.  TERMINATION, DISSOLUTION AND  LIQUIDATION OF
PARTNERSHIP.

         16.01 Notwithstanding Article 15, the Partnership shall be terminated upon the first to occur of the following:

         (a) Upon the unanimous consent of the Partners; or

         (b) The Partner in Commendam or the General Partner shall fail to elect to continue the Partnership as set out in Article 13 and 14 hereinabove; or

         (c) Upon the termination of the right of the Partnership to lease, or otherwise use, the dock at Catfish Town, Baton Rouge, Louisiana.

         16.02 In the event of a dissolution of the Partnership in accordance with these Articles, the General Partner or its designee, as Liquidator, shall immediately commence to wind up Partnership affairs and shall liquidate the assets of the Partnership as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice. In connection with any such winding up and liquidation, the independent certified public accountants then retained by the Partnership shall prepare an audited statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such audited statement shall be furnished to all Partners. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

         (a) To the payment of the debts and liabilities of the Partnership (other than debts or liabilities owing to a Partner) and the expenses of liquidation (including, if applicable, the reasonable fees of the special liquidator);

         (b) To the setting up of any reserves which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves shall be paid over to a bank, as escrow-holder, to be held by it for the purposes of disbursing (under the direction of the General Partner or special liquidator) such reserves in payment of any of the aforementioned liabilities and, at the expiration of such period as the General Partner (or special liquidator) may deem advisable, for distribution in the manner hereinafter provided;

         (c) To the repayment of any advances or loans that may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata in accordance with the amounts of such advances or loans, to the Partner in Commendam and to the General Partner;

         (d) To the payment of any fees and the reimbursement of any expenses to which the General Partner may be entitled under Article 10 hereof; and

         (e) Any balance to be paid to the Partners in accordance with
Article 9 hereof.

         ARTICLE 17. BOOKS OF ACCOUNT. The Partnership shall keep proper and complete books of account in accordance with the method of accounting determined by the General Partner, at all times during its continuance, and such books shall be open to the inspection of any Partner at any time during reasonable business hours.

         As soon as reasonably practicable and consistent with ordinary and customary practices of the General Partner, after the end of each fiscal year, the Partner in Commendam shall be furnished with a copy of the statement covering the profits and losses of the Partnership for much year, a copy of the detailed balance shoot of the Partnership as of the end of each year and a statement showing the distributions made to such Partner and the amounts allocated against such Partner during or in respect of such year, and the amount thereof reportable for State and Federal income tax purposes, all prepared in accordance with good accounting practices. At any time, and from time to time while the Partnership continues and until its complete liquidation (but only during reasonable business hours), each Partner may fully examine and audit the Partnership's books, records, accounts and assets, including bank balances, and to this end may cause such examination or audit to be made by any competent accountant employed by him at his expense.

         ARTICLE 18. ACTIVITIES OF THE PARTNERS. The General Partner shall not be liable to the Partnership or the Partner in Commendam for any act or omission performed or omitted by pursuant to the authority granted to it by these Articles, other than for its failure to comply with any covenant or representation contained herein, due to fraud, bad faith, gross negligence, intentional misconduct or reckless disregard of duty.

         ARTICLE 19.  POWER OF ATTORNEY AND AMENDMENTS.

         19.01 These Articles may only be amended by the General Partner with the written consent of all of the Partners. In no event shall any interest in capital profit, losses or distributions in the Partnership shall be changed or altered without the express written consent of the effected Partner.

         19.02 Each Partner in Commendam does hereby make, appoint, name, nominate, ordain, authorize and constitute in the place and stead of each Partner in Commendam, the General Partner, to be the true and lawful agent and attorney-in-fact, general and special, for each said Partner in Commendam, to sue, conduct, manage and transact, all and singular, the affairs, business, concerns and matters of whatever nature or kind, without any exception or reservation whatsoever; of this Partnership including, but not limited to, the sale, lease, mortgage, refinancing, hypothecation or other disposition or encumbrance of any of this Partnership's properties, and generally to do and perform all and every other act, matter and thing whatsoever, as shall or may be requisite and necessary, touching or concerning the affairs, business or assets of this Partnership when and upon such terms as the General Partner may deem appropriate as fully, completely and effectually and to all intents and purposes with the same validity, as if all and every such act, matter or thing, were or had been particularly stated, expressed and especially provided for, or as each Partner in Commendam and General Partner could or might do if personally present with full power of substitution and subrogation; and the Partner in Commendam hereby ratifies and confirms all and whatsoever the General Partner shall lawfully do or cause to be done by virtue of this Power of Attorney. The General Partner is authorized to execute any and every document, collectively or individually, which it may reasonably deem necessary to carry out the authority granted in this Power of Attorney. Any mortgage granted by such attorney-in-fact on any of the Partnership property may contain the pact do non alienando, waiver of appraisement, confession of judgment and all other clauses and provisions usually contained in Louisiana mortgages as well as any special provisions that may be required by a mortgage in any case.

         19.03 The power of attorney provided in Section 19.03 is irrevocable and coupled with an interest and shall survive the bankruptcy or dissolution of each Partner granting it.

         ARTICLE 20. NO ORAL MODIFICATION. No modification or waiver of these Articles, or any part hereof, shall be valid or effective unless in writing signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of these Articles shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

         ARTICLE 21. NOTICES AND ADDRESSES. All notices or other communications given or made under these Articles shall be in writing. Notices or other communications shall be mailed to the Partner in Commendam at their present addresses, or such other addresses as they may specify in a notice to the General Partner.

         Notices or other communications shall be mailed to the Partners at the following addresses:

         General Partner:                  Argosy of Louisiana, Inc.
                                           100 St. James Street, Building H
                                           Baton Rouge, LA 70802

                  with a copy to:          John S. Campbell, Jr.
                                           Taylor, Porter, Brooks & Phillips
                                           451 Florida Street, 8th Floor
                                           Baton Rouge, Louisiana 70801

         Partner in Commendam:             Jazz Enterprises, Inc.
                                           100 France Street
                                           Baton Rouge, LA 70802

                  with a copy to:          Cecil J. Blache
                                           Breazeale, Sachse & Wilson, L.L.P.
                                           One American Place, 23rd Floor
                                           Post Office Box 3197
                                           Baton Rouge, LA  70821-3197
or such other address as may be specified by the Partners, from time to time.

         ARTICLE 22. APPLICABLE LAW. These Articles shall be governed by and construed in accordance with the laws of the State of Louisiana.

         ARTICLE 23. RECORDATION. The General Partner shall cause these Articles, and any future amendments hereto, to be recorded in full in the office of the Secretary of State, State of Louisiana, in the separate book required by law to be kept forth a purposes of recording Partnership Agreements, as well as in any Parish in which the principal establishment of the Partnership may become situated, or in which the Partnership shall acquire immovable property, said recordation to be accomplished as soon as possible after the completion of tho execution of this Agreement, or any amendment hereto, or prior to the acquisition of such immovable property, as the case may be.

         ARTICLE 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument, and this Agreement shall be deemed effective on the date it is executed by the last party hereto.

         ARTICLE 25. MEDIATION AND ARBITRATION. All claims or disputes with respect to the matters set forth in this Limited Partnership Agreement or the documents pursuant thereto shall be resolved as follows:

         First, the parties shall submit to nonbinding mediation in Baton Rouge, Louisiana, within thirty (30) days after either party requests such mediation. The parties shall select a mutual mediator.

         Second, if the dispute is not resolved through nonbinding mediation, the parties shall submit to binding arbitration in Reno, Nevada under rules established by the arbitrators. Each party shall select an independent arbitrator and the two arbitrators shall select a third neutral arbitrator.

         The parties shall make good faith efforts to arbitrate all matter as soon as practicable and in all events within forty-five (45) days of the date either party requests arbitration. All costs and fees of the mediator and arbitrators shall be borne equally by the parties, but not withstanding this provision, any breach of the terms and conditions of this Agreement shall subject the breaching party to a claim for all appropriate damages, costs and reasonable attorney fees incurred by the non-breaching party.

         In the event that either party fails to cure any default determined to have occurred or fails to comply with any determination set forth in a final order of arbitration within thirty (30) days of the date of such order of arbitration, the prevailing party shall be entitled to enforce the order in accordance with the provision thereof.

         IN WITNESS WHEREOF, the parties have signed their names hereto in duplicate originals in the presence of the undersigned competent witnesses, this 21st day of September, 1994 at Baton Rouge, Louisiana.

WITNESSES:                                           GENERAL PARTNER:

/S/ ILLEGIBLE                                        ARGOSY OF LOUISIANA, INC.
--------------------------

/S/ ILLEGIBLE                                        By: /S/ ILLEGIBLE
--------------------------                               -----------------------
                                                         Duly Authorized Officer

                                                         PARTNER IN COMMENDAM:

/S/ ILLEGIBLE                                            JAZZ ENTERPRISES, INC.
--------------------------

/S/ ILLEGIBLE                                        By: /S/ RONALD A. JOHNSON
--------------------------                               -----------------------
                                                         Duly Authorized Officer

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

         BEFORE ME, the undersigned authority, Notary Public, in and for the Parish and State aforesaid, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, on this 21st day of September, 1994, personally came and appeared:

         ARGOSY OF LOUISIANA, INC., a Louisiana corporation domiciled in the Parish of East Baton Rouge, State of Louisiana, whose mailing address is 100 St. James Street, Building H, Baton Rouge, Louisiana 70802, represented herein by its duly authorized officer, J. Thomas Long, who declared and acknowledged to me, Notary, in the presence of the undersigned, competent witnesses that he is the duly authorized officer of Argosy of Louisiana, Inc.; that he is the identical person who executed the Amended and Restated Articles of Partnership in Commendam of Catfish Queen Partnership in Commendam; that the signature thereto is his own and genuine signature; and that he executed the said Amended and Restated Articles of Partnership in Commendam of his own free will and accord and for the uses, purposes and benefits therein expressed.

         IN WITNESS WHEREOF, the appearer has signed this acknowledgment in the presence of the undersigned competent witnesses, who have hereunto subscribed their names with the appearer and me, Notary, on the day, and are hereinabove set forth.

WITNESSES:                                   ARGOSY OF LOUISIANA, INC.

/S/ [ILLEGIBLE]                        By:   /S/ [ILLEGIBLE]
-----------------------------              -----------------------------

/S/ [ILLEGIBLE]
-----------------------------


                        /S/ John W. Barton, Jr.
                        -----------------------------
                             NOTARY PUBLIC

[SEAL]

My Commission Expires: at death
                      -------------

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

         BEFORE ME, the undersigned authority, Notary Public, in and for the Parish and State aforesaid, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, on this 21st day of September, 1994, personally came and appeared

         JAZZ ENTERPRISES, INC., a Louisiana corporation, domiciled in the Parish of East Baton Rouge, State of Louisiana, whose mailing address is 100 France Street, Baton Rouge, Louisiana 70802 represented herein by its duly authorized officer, Ronald A. Johnson who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that he is the duly authorized officer of Jazz Enterprises, Inc.; that he is the identical person who executed the Amended and Restated Articles of Partnership in Commendam of Catfish Queen Partnership in Commendam; that the signature thereto is his own and genuine signature; and that he executed the said Amended and Restated Articles of Partnership in Commendam of his own free will and accord and for the uses, purposes and benefits therein expressed.

         IN WITNESS WHEREOF, the appearer has signed this acknowledgment in the presence of the undersigned competent witnesses who have hereunto subscribed their names with the appearer and me, Notary, on the day, and date hereinabove set forth.

WITNESSES:                                   JAZZ ENTERPRISES, INC.

/S/ [ILLEGIBLE]                        By:  /S/ Ronald A. Johnson
-----------------------------               -----------------------------

/S/ [ILLEGIBLE]
-----------------------------


                        /S/ Jonn W. Barton, Jr.
                        -----------------------------
                              NOTARY PUBLIC

[SEAL]

My Commission Expires: at death
                      --------------

                                   SCHEDULE A
                             TO AMENDED AND RESTATED
                     ARTICLES OF PARTNERSHIP IN COMMENDAM OF
                     CATFISH QUEEN PARTNERSHIP IN COMMENDAM
                             DATE SEPTEMBER 21, 1994

         A. Assets to be transferred to partnership free and clear of debt:

                  1. That certain vessel known as the Belle of Baton Rouge (see attached documentation), absent furniture, fixtures and equipment.

                  2. All passenger ramps, walkways, passenger moving systems, and Tenant build-out and improvements for the Argosy Landing building.

         Argosy of Louisiana shall receive credit to its capital account for the actual cost of the contributions in A-1 and A-2.

         B. The following assets are to be transferred to the partnership SUBJECT TO AN UNSECURED DEBT OBLIGATION represented by promissory note instruments of the partnership to Argosy Gaming Company for the cost of all such assets. Said debt to be amortized over seven (7) years at eight percent (8%) per annum interest with principal and interest payable quarterly.

         1. All furniture, fixtures and equipment, including all gaming equipment, located on the vessel known as the Belle of Baton Rouge.

         2. The completed and improved barge docking facility used to dock and support the gaming vessel, The Belle of Baton Rouge.

         3. All furniture, fixtures and equipment located within the Argosy Landing building.

         Argosy of Louisiana shall not receive any credit to its capital account for the contribution in B-1, B-2 and B-3.

         C. Argosy of Louisiana shall be entitled to recover as an unsecured debt obligation of the partnership, represented by promissory note instruments, pro-opening expenses in an amount not to exceed $3.5 million to be paid in twenty-four (24) equal monthly Installments with no Interest. Installments are to start thirty (30) days after the maiden voyage of The Belle of Baton Rouge.

         Pre-opening expenses SHALL NOT INCLUDE any capitalizable Items or Argosy Gaming Company's corporate overhead or expenses, but shall Include those pre-opening expenses as are customarily allowed under generally accepted accounting principles. Any pre-oponing expenses In excess of $3.5 million shall be credited to the capital account of Argosy of Louisiana.

         D. Any properly capitalizable expenses not otherwise Included as a debt obligation of the partnership to Argosy Gaming Company shall be credited to the capital account of Argosy of Louisiana.

                                  SCHEDULE "B"
                                       TO
                  AMENDED AND RESTATED ARTICLES OF PARTNERSHIP
                                  IN COMMENDAM
                                       OF
                     CATFISH QUEEN PARTNERSHIP IN COMMENDAM
                            DATED SEPTEMBER 21, 1994

1. Certificate of Preliminary Approval for River boat Gazing commission to Jazz Enterprises, Inc., dated March 31, 1994.

2. River boat Gaming License from La state Police to Jazz/Catfish Queen Partnership in Commendam dated July 18, 1994.


                                                                        INITIALS

                                                                    ------------

                           STATEMENT OF CONDITIONS TO
                       CERTIFICATE OF PRELIMINARY APPROVAL
                            OF JAZZ ENTERPRISES, INC.

         JAZZ ENTERPRISES, INC., hereafter referred to as "Holder", hereby expressly accepts, agrees and stipulates to the following mandatory and voluntary conditions to its Certificate of Preliminary Approval, issued by the Louisiana River boat Gaming Commission pursuant to the provisions of La.
R. S. 4:601 ET.SEQ. and administrative rules promulgated pursuant thereto. More particularly, holder agrees as follows:

                               GENERAL CONDITIONS

         1. Holder agrees and stipulates to the following: (1) to not mention, assert, utilize or argue that he or another person should be licensed by the State Police River boat Gaming Enforcement Division (hereafter "Divisions") because he or another person holds or has applied for a Certificate; (2) to make application to the Division for a gaming operator's license and commence construction of the river boat within the time limits required by Rule 307 of Rules of the Louisiana River boat Gaming Commission's dn (3) To apply to the Commission for a Certificate of Final Approval, prior to Commencement of the operations authorized by this Certificate.

         2. To indemnify and hold harmless the River boat Gaming Commission. The State of Louisiana, and their agents and employees against any and all claims for personal injury or property damage arising out of or in connection with errors and omissions in the following: (1) The approval of river boat or support facility plans, designs, and specifications; (2) The granting of a Certificate; (3) the issuance of emergency orders; and (4) the denial, suspension or revocation of a Certificate of Approval. Pursuant to this condition, Holder further agrees to, at the time of signing its acceptance of this Certificate, assign a separate indemnification agreement implementing this condition.

         3. To maintain copies of this Certificate and conditions at the helm or plan house of the river boat named herein, the office of the gaming operator, and any Louisiana State Police River boat Gaming Division offices on board the river boat; they shall be produced for examination and inspection upon demand or any agent or representative of the Commission or the Division.

         4.       To at all times comply with all provisions of the Act.

         5. To at all times comply with all administrative rules promulgated by the Commission.

         6. To at all times and in all operations comply with all administrative rules of the Louisiana State Police River boat Enforcement Division.

         7. To operate the river boat on the approved and authorized routes as described in the application for certificate of preliminary approval (or separate route authorization document) unless authorized otherwise by the Act or rules of the Commission.

         8. To conduct the kind, amount, and scope of gaming activities as described in the Application or Certificate.

         9. To offer the kind, amount and scope of non-gaming activities upon the river boat and shore or support facilities as described in the Holder's Acquisition.

         10. To allow inspection by the authorized agents and representatives of the Commission or the Division at any time and or any premises under control of the Holder or affiliated companies and particularly or/ portion of the riverboat terminal support facilities, administrative offices, surveillance rooms and account rooms.

         11. To report to the Commission in writing as soon as is practical any failure to comply with these voluntary conditions or any provision of the Act or rules of the commission along with an explanation of the reasons therefore.

         12. To construct and operate shore, support, and terminal facilities as detailed in the Holder's Application.

         13. To quarterly submit to the Commission sworn certifications that the Holder has complied with all conditions of this Certificate or any Certificate of Final Approval, or in the event of non-compliance, to certify that such conditions (for specific operations thereof) have not been set, and the reasons therefore.

         14. To quarterly submit to the Commission a sworn certificate or list of all persons having an interest in the Holder, the Holder's gaming operator or the Holder's riverboat (excluding publicly traded companies), and a list of all consultants, contractors or persons deriving $25,000 a year or more from the Holder or any affiliated company in connection with or as a result of the Holder's riverboat operations.

         15. That no ownership, income or security interest, in the Holder, the Holder's gaming operator or the Holder's riverboat is transferable or may be transferred without the permission of the Commission. (This does not apply to the transfer of the stock of publicly traded companies not forming a part of a transaction relating to the Holder.)

         16. To quarterly submit to the Commission a sworn report of the numbers of minorities employed, their general job classification and total salaries of all minority employees.

         17. Upon receipt of Certificate of Final Approval, the Commission may require a Holder to discontinue use of a particular advertisement or promotion which the Commission determines offensive or contrary to the integrity of gaming regulations.

         18. The above said quarterly submissions are to be made by Holder no later than 5:00 p.m. on the 20th day of the months of April, July, October and January. All submissions are to be delivered to the Executive Secretary, Louisiana Riverboat Gaming Commission, 339 Florida Street, Suite 402, Baton Rouge, LA 70801.

         19. In the event the Holder fails to comply with an employment or procurement goal as set forth in the specific conditions of this Certificate, the Holder agrees to submit quarterly an affidavit setting forth in detail the variance from the employment or procurement goal, the specific reasons therefore, the efforts undertaken by the Holder to remedy or overcome the variance and the results thereof.

         20. To comply with such other general or specific conditions, to this preliminary or the Holder's Final Certificate of Approval, as may be required by the Commission.

         21. Any provisions or conditions of this certificate shall be modified or superseded by applicable subsequent statutory or regulatory provisions.

         22. Failure to comply with any provision or condition of this certificate shall constitute grounds for recision and cancellation by the Commission.

                        SPECIFIC ECONOMIC AND PROCUREMENT
                                   CONDITIONS

         In addition to the general conditions above, the Holder also agrees to specific economic and procurement conditions or goals as follows:

         1. To construct at the Avondale Shipyard the riverboat described in the application said construction to begin on or before August 1, 1993, said construction to be completed by September 10, 1994.

         2. To start construction of the shore, support, terminal and related facilities on or before September 1, 1993, and to complete construction of said facilities by September 30, 1994.

         3. To take immediate steps and continue to take whatever measures necessary to obtain sufficient cash, loan proceeds or unconditional letters of credit to finance all aspects of the construction of the riverboat, and all related shore, support, terminal and related facilities, said cash, loan proceeds or unconditional letters of credit to be completed and in the possession of Holder by July 1, 1993.

         4. (A) To commence riverboat gaming operations on or about September 30, 1994. There will be 6 cruises per day at 9:00 a.m., 12:00 noon, 3:00 p.m., 6:00 p.m., 9:00 p.m.
                  and 12:00 midnight.

         The designated route shall be upon Mississippi River as authorized by the chairman of the Commission, originating at and within a reasonable distance of Catfish Town, the riverboat's licensed berth.
                  (B) For purposes of this Certificate, an excursion shall consist of a total of three hours with not more than the initial and last forty-five minute periods of the excursion to be used for the embarking and disembarking of passengers at the riverboat's approved berth. The riverboat shall be underway away from its approved berth for not less than ninety minutes during an excursion unless the conditions of La. R.S. 41525(B)(1) or other provisions of the Act are met. In the event that the riverboat remains dockside at its licensed berth pursuant to La. R.S. 41525(B)(1) or other provisions of the Act, passengers may embark or disembark during the initial and last forty-five minute periods; however, during the remaining (middle) ninety minute period passengers may disembark only.

         5. To maintain a policy or policies of general liability insurance, insuring all non-employee passengers, quests, patrons, etc. against personal injury and damage to property which they may sustain in connection with or arising out of their presence upon the riverboat and the various related and support facilities operated by Holder, pursuant to this Certificate. The said policy of liability insurance to be in an amount of not less than $50 Million Dollars.

         6. Holder agrees to achieve and adhere to the general following economic and procurement goals in conducting riverboat operations.

                              a) To hire at least 30% Louisiana residents.

                              b) To procure 75% of the total cost of goods and services purchased from or through Louisiana owned companies.

         7. To hire minorities and women to fill employment positions in the same percentage as minorities and women represent the total population of this state, or in the percentage represented in the parish in which the riverboat is docked, whichever is greater. Minority and women populations shall be determined in accordance with the 1990 U.S. Census data.

         8. To procure 13% and 15% of the total cost of goods and services from minorities and women (respectively) majority owned suppliers and firms.

         9. To employ at least 800 persons in riverboat and support operations.

         10. To pay a minimum wage of at least $5.00 per hour to salaried employees.

         11. To provide within 20 days, if not already provided, complete and any remaining documentation, information, and affidavits as requested by the commission in its letters of July 28, 1993 requesting "source documentation" and September 17, 1993 requesting additional and supplemental information in affidavit form.

Issued or revised on March 31, 1994.

         Footnotes to specific voluntary conditions.

         1. The amount expended by a Holder for a construction of a riverboat vessel shall not be included in the calculation of the percentage of procurement from Louisiana firms.

         2. Amounts expended by a Holder for the purchase of gaming supplies and devices shall not be included in the calculation of the percentage of procurement from Louisiana firms.

         3. The term minorities shall mean minorities as defined by 41 C.F.R. ch. 40-4.3. The numbers of minorities and women employed shall be calculated separately in the manner provided for the Equal Employment Opportunity Commission's EEO-1 so that, for example, if a minority woman is employed she is credited toward both the minority and woman hiring goals.

                                 CERTIFICATE OF
                              PRELIMINARY APPROVAL
                         FOR RIVERBOAT GAMING OPERATIONS

         After consideration of the submitted Application for a Certificate of Preliminary Approval, the Louisiana Riverboat Gaming Commission (the "Commission"), in accordance with the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4 501 ET. SEQ., (the "Act") hereby awards

                             JAZZ ENTERPRISES, INC.

thereinafter referred to as "Holder"), this Certificate of Preliminary Approval to begin construction of a riverboat and commence such other operations as are authorized by the administrative rules of the Commission. Upon compliance with said rules and the voluntary conditions of this Certificate, and further, upon receipt of a Certificate of Final Approval, the Holder is hereby authorized to commence riverboat gaming operations and other operation incident thereto, as described in detail in their application; said riverboat to utilize the routes described in the application and (voluntary conditions hereto), with the riverboat to be berthed on land contiguous to Catfish Town in Baton Rouge, Louisiana, on the Mississippi River in East Baton Rouge Parish.

         By accepting this Certificate of Preliminary Approval, the Holder expressly accepts and agrees to all of the conditions to this Certificate, as previously or subsequently amended, as set forth in the attached statement of Mandatory and Voluntary Conditions, which are incorporated herein by reference and made a part of this Certificate.

         By accepting this Certificate of Preliminary Approval, Holder agrees to: (1) conduct all riverboat gaming and related operations in accordance with the law, the rules of the Commission, and the conditions attached hereto and incorporated herein; and (2) expressly agrees that this Certificate is an absolute privilege, the awarding, denial, conditions or modification of which shall be controlled solely by the Commission and the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act.

         This Certificate, and the conditions attached hereto are approved this 1st day of January, 1994 in Baton Rouge, Louisiana.



                                                  /S/ Kenneth Pickening
                                                  ---------------------------
                                                      Kenneth Pickening
                                                      Chairman

                              IN RE: APPLICATION OF
                       LADY LUCK BATON ROUGE CASINO, INC.,
                       LOUISIANA CASINO CRUISES, INC., AND
          CATFISH QUEEN PARTNERSHIP IN COMMENDAM/JAZZ ENTERPRISES, INC.
                   FOR A LICENSE TO CONDUCT GAMING ACTIVITIES
                          ON A RIVERBOAT IN BATON ROUGE

                                      ORDER

         Considering the testimony and other evidence presented at the public hearing held on Thursday, July 7, 1994, Friday, July 8, 1994, and Monday July 11, 1994:

         IT IS ORDERED that Catfish Queen Partnership In Commendam/Jazz Enterprises is granted a license to conduct gaming activities on a riverboat from the docking facility at Catfish Town. This license is subject to the following conditions:

         1. The applicant operate under his plan of security and internal controls for a period of six months, allowing the Division to make any changes it deems necessary.

         2. The applicant submit to a mock cruise prior to the commencement of gaming activities for the general public. The mock cruise shall not be conducted until the vessel is certificated by the United States Coast Guard.

         3. The vessel shall be certificated by the United States Coast Guard. Such certification shall not have any restrictions attached. This is a permanent condition.

         4. The applicant obtain approval of the docking facility from the appropriate federal agencies.

         5. The applicant shall remit the fifty thousand dollar ($50,000.00) application fee to the Division no later than 4:30 p.m. on July 22, 1994.

         6. The Division approves the slot configuration on the vessel. This is a permanent condition.

         7. The licensee will, within thirty days, conduct and deliver to the Division an underwater survey of the route to determine the presence of underwater obstructions of a magnitude which would prevent the riverboat from cruising. Should an underwater obstruction of a nature that would prevent cruising be discovered, then the licensee will not commence operations without the Division's approval.

         8. The licensee shall install separate turnstiles for each exit and entrance to the riverboat to determine the number of patrons entering and exiting the vessel for each scheduled cruise.

         Each turnstile shall contain a meter which will count each patron as they enter or exit the vessel. Each meter will be read and a record made of the meter shown both before and after the scheduled excursion. All meters shall be read at the same time. No boarding shall be allowed while the meters are being read.
         All patrons shall enter and exit through a turnstile unless a physical handicap makes this impractical. In such case, the licensee shall keep a separate and distinct record of the number of such persons entering and exiting the vessel.
         If the licensee permits employees to engage in gaming activities before or after working, the employee must exit and reenter the vessel.
         The licensee shall make monthly reports to the Division in a format approved by the Division. This is a permanent condition.

         9. The licensee provide the Department of Revenue and Taxation with a completed representation letter from Ronald Johnson within ten days of the date of this order.

         This order shall serve as a conditional license. The licensee may commence activities for which a license is required upon the receipt of this document. A permanent license will be issued upon compliance with the above stated conditions.

         READ, RENDERED AND SIGNED this 18th day of July, 1994 in Baton Rouge, Louisiana.


                                                        /S/ Lt. Marcel Poullard
                                                        -----------------------
                                                        LT. MARCEL POULLARD
                                                        SUPERVISOR
                                                        RIVERBOAT GAMING
                                                        ENFORCEMENT DIVISION

                              IN RE: APPLICATION OF
                       LADY LUCK BATON ROUGE CASINO, INC.,
                       LOUISIANA CASINO CRUISES, INC., AND
          CATFISH QUEEN PARTNERSHIP IN COMMENDAM/JAZZ ENTERPRISES, INC.
                   FOR A LICENSE TO CONDUCT GAMING ACTIVITIES
                          ON A RIVERBOAT IN BATON ROUGE

                                      ORDER

         Considering the testimony and other evidence presented at the public hearing held on Thursday, July 7, 1994, Friday, July 8, 1994, and Monday July 11, 1994:

         IT IS ORDERED that Louisiana Casino Cruises, Inc., is granted a license to conduct gaming activities on a riverboat from the docking facility near the state capitol. This license is subject to the following conditions:

         1. The applicant operate under his plan of security and internal controls for a period of six months, allowing the Division to make any changes it deems necessary.

         2. The applicant submit to a mock cruise prior to the commencement of gaming activities for the general public. The mock cruise shall not be conducted until the vessel is certificated by the United States Coast Guard.

         3. The vessel shall be certificated by the United States Coast Guard. Such certification shall not have any restrictions attached. This is a permanent condition.

         4. The applicant shall remit the fifty thousand dollar ($50,000.00) application fee to the Division no later than 4:30 p.m. on July 22, 1994.

         5. The Division approves the slot configuration on the vessel. This is a permanent condition.

         6. The licensee will, within thirty days, conduct and deliver to the Division an underwater survey of the route to determine the presence of underwater obstructions of a magnitude which would prevent the riverboat from cruising. Should an underwater obstruction of a nature that would prevent cruising be discovered, then the licensee will not commence operations without the Division's approval.

         7. The licensee shall install separate turnstiles for each exit and entrance to the riverboat to determine the number of patrons entering and exiting the vessel for each scheduled cruise.
         Each turnstile shall contain a meter which will count each patron as they enter or exit the vessel. Each meter will be read and a record made of the meter shown both before and after the scheduled excursion. All meters shall be read at the same time. No boarding shall be allowed while the meters are being read.
         All patrons shall enter and exit through a turnstile unless a physical handicap makes this impractical. In such case, the licensee shall keep a separate and distinct record of the number of such persons entering and exiting the vessel.
         If the licensee permits employees to engage in gaming activities before or after working, the employee must exit and reenter the vessel.
         The licensee shall make monthly reports to the Division in a format approved by the Division. This is a permanent condition.

         8. Mr. Pete Clements shall sell all of his stock in Capitol Lakes Properties within thirty days of the date of this order. The Division must receive documentation verifying the sale of the stock and Mr. Clements' resignation within thirty-five days of the date of this order.

         This order shall serve as a conditional license. The licensee may commence activities for which a license is required upon the receipt of this document. A permanent license will be issued upon compliance with the above stated conditions.

         READ, RENDERED AND SIGNED this 18th day of July, 1994 in Baton Rouge, Louisiana.


                                                        /S/ Lt. Marcel Poullard
                                                        -----------------------
                                                        LT. MARCAL POULLARD
                                                        SUPERVISOR
                                                        RIVERBOAT GAMING
                                                        ENFORCEMENT DIVISION

                              IN RE: APPLICATION OF
                       LADY LUCK BATON ROUGE CASINO, INC.,
                       LOUISIANA CASINO CRUISES, INC., AND
          CATFISH QUEEN PARTNERSHIP IN COMMENDAM/JAZZ ENTERPRISES, INC.
                   FOR A LICENSE TO CONDUCT GAMING ACTIVITIES
                          ON A RIVERBOAT IN BATON ROUGE

                                      ORDER

         Considering the testimony and other evidence presented at the public hearing held on Thursday, July 7, 1994, Friday, July 8, 1994, and Monday July 11, 1994:

         IT IS ORDERED that Lady Luck Baton Rouge Casino be denied a license to conduct gaming activities on a riverboat. This application is denied on the grounds that all fifteen licenses have been issued. This denial is without prejudice.

         READ, RENDERED AND SIGNED this 18th day of July, 1994 in Baton Rouge, Louisiana.


                                                        /S/ Lt. Marcal Poullard
                                                        -----------------------
                                                        LT. MARCAL POULLARD
                                                        SUPERVISOR
                                                        RIVERBOAT GAMING
                                                        ENFORCEMENT DIVISION